EXHIBIT 5.1

[GOTTBETTER & PARTNERS, LLP LETTERHEAD]

September 5, 2007

To the Board of Directors
Modigene Inc.
8000 Towers Crescent Drive, Suite 1300
Vienna, VA 22182

Re:	Modigene Inc. Registration Statement on Form SB-2

Gentlemen:

We are acting as special counsel to Modigene Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form SB-2 (the “Registration Statement”), relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of up to 8,666,672 shares (the “Shares”) of common stock, par value $0.00001 per share (“Common Stock”), of the Company.

You have requested our opinion as to the matters set forth below in connection with the issuance or proposed issuance of the Shares. For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Amended and Restated Articles of Incorporation, as further amended to date, the Company’s Bylaws, as amended to date, and corporate actions of the Company that provide for the issuances of the Shares. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.

Based upon and subject to the foregoing, it is our opinion that the Shares to be offered by selling stockholders are duly authorized for issuance by the Company, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Very truly yours,

/s/ Gottbetter & Partners, LLP

Gottbetter & Partners, LLP